UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2008

Greenfield Online, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     Pursuant to the previously announced Agreement and Plan of Merger, dated as of August 29, 2008 (the “Agreement”), by and among Microsoft Corporation, a Washington corporation (“Microsoft”), Crisp Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Microsoft (“Sub” or “Offeror”), and Greenfield Online, Inc. (the “Company”), on October 15, 2008, Offeror merged with and into the Company in a “short-form” merger under Delaware law (the “Merger”), with the Company being the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company no longer fulfills the numerical listing requirements of the Nasdaq Global Market (“Nasdaq”). Accordingly, on or about October 15, 2008, Nasdaq is expected to file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, which will thereby effect the delisting of the common stock, par value $0.0001 per share, of the Company (the “Shares”) from Nasdaq and the deregistration of the Shares under the Exchange Act.
     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 29, 2008.

Item 5.01	Changes in Control of Registrant.
     As previously announced, pursuant to the Agreement, Sub commenced a tender offer on September 11, 2008 (the “Offer”) to purchase all of the issued and outstanding Shares at a purchase price of $17.50 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes. The Offer and withdrawal rights expired at 12:00 midnight, New York City time, at the end of Wednesday, October 8, 2008. Pursuant to the Agreement and the Offer, on October 9, 2008, Offeror accepted for payment all Shares validly tendered and not withdrawn prior to the expiration of the Offer (including Shares tendered pursuant to the guaranteed delivery procedures). As of October 15, 2008, Offeror had acquired 25,124,846 Shares pursuant to the Offer, representing approximately 95.3% of the then-outstanding Shares. Offeror assumed control of the Company by purchasing Shares from the Company’s stockholders in connection with the Offer.
     After acquisition of such Shares pursuant to the Offer, Sub merged with and into the Company by way of the Merger on October 15, 2008. In the Merger, all outstanding Shares (other than Shares held by the Company or any wholly owned subsidiary of the Company and Shares as to which appraisal rights are perfected under Delaware law) were converted into the right to receive the same $17.50 in cash per Share, without interest thereon and less any required withholding taxes, as was paid in the Offer. Pursuant to the Merger, Microsoft has acquired 100% of the shares of the Surviving Corporation. The funds for the purchase of the Shares pursuant to the Offer amounting to approximately $439.7 million, and the remaining amount of approximately $47.2 million for purchase of the untendered Shares and the cash-out of outstanding in-the-money options pursuant to the Merger, came from Microsoft’s existing cash balances.
     The information set forth in Item 5.02 is incorporated herein by reference.
     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on August 29, 2008.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Agreement provides that, effective upon the payment by Offeror for the Shares accepted pursuant to the Offer, Microsoft is entitled to designate a number of directors, rounded up to the next whole number, to serve on the Board of Directors of the Company (the “Board”) as is equal to the product of the total number of directors on the Board (determined after giving effect to the directors elected pursuant to such designation) multiplied by the percentage that the aggregate number of Shares beneficially owned by Microsoft and/or Offeror bears to the total number of Shares then outstanding.
     In accordance with the Agreement and at Microsoft’s request, the Board appointed three representatives designated by Microsoft — namely, Keith R. Dolliver, Benjamin O. Orndorff and John A. Seethoff — as directors of the Board effective as of October 9, 2008. The appointment of these directors provided Microsoft with majority representation on the Board. Information about the three directors designated for appointment by Microsoft has been previously disclosed in the Information Statement contained in the Schedule 14D-9, which was filed by the Company with the SEC on September 11, 2008 and is incorporated herein by reference. In accordance with the Agreement, effective October 9, 2008, Lise J. Buyer, Charles W. Stryker, Burton J. Manning and Albert Angrisani resigned from the Board and any committee of the Board. Pursuant to the Agreement, two directors who were independent directors for purposes of the continued listing requirements of NASDAQ, Joseph A. Ripp and Joel R. Mesznik, remained on the Board until immediately prior to the effective time of the Merger. At the time of resignation, Ms. Buyer and Mr. Manning served as members of the Compensation Committee and Governance and Nominating Committee of the Board, Mr. Stryker and Mr. Ripp served as members of the Audit Committee, Compensation Committee and Governance and Nominating Committee of the Board, and Mr. Mesznik served as member of the Audit Committee and Governance and Nominating Committee of the Board. Immediately prior to the effective time of the Merger, Mr. Seethoff resigned from the Board and, pursuant to the Agreement, upon the effective time of the Merger, the directors of Sub immediately prior to the Merger — namely, Mr. Dolliver and Mr. Orndorff — became the directors of the Surviving Corporation.

     As a result of Offeror controlling more than 50% of the Company’s voting power, the Company qualified as a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules. Therefore, the Company was exempt from the requirements of Rule 4350(c) of the NASDAQ Marketplace Rules with respect to the Board being comprised of a majority of “independent directors” as defined by the NASDAQ Marketplace Rules.
     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on August 29, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Pursuant to the Agreement, on October 15, 2008 at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety. A copy of the certificate of incorporation of the Surviving Corporation, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.1 and incorporated herein by reference.
     Pursuant to the Agreement, on October 15, 2008 at the effective time of the Merger, the Company’s bylaws were amended and restated in their entirety. A copy of the bylaws of the Surviving Corporation, as amended and restated pursuant to the Merger, is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Greenfield Online, Inc.

3.2	Amended and Restated Bylaws of Greenfield Online, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 15, 2008

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
	Name:	Robert E. Bies
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of Greenfield Online, Inc.

3.2	Amended and Restated Bylaws of Greenfield Online, Inc.